Exhibit 4.2

FULLY PAID AND NON-ASSESSABLE 7.375% SERIES L CUMULATIVE PREFERRED SHARES OF BENEFICIAL INTEREST, CORPORATE OFFICE PROPERTIES TRUST (the “Trust”) transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments hereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers. Dated: AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS THIS CERTIFIES THAT is the owner of CORPORATE OFFICE PROPERTIES TRUST A REAL ESTATE INVESTMENT TRUST FORMED UNDER THE LAWS OF THE STATE OF MARYLAND PREFERRED STOCK SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP 22002T 884 SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A. TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE CL-

IMPORTANT NOTICE The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent. The shares represented by this Certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Declaration of Trust of the Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder or a Permitted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Equity Shares of the Trust in excess of 9.8 percent of the value of the total outstanding Equity Shares of the Trust, unless such Person is an Excepted Holder or a Permitted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Equity Shares that would result in the Trust being “closely held” under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Equity Shares if such Transfer would result in Equity Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Equity Shares which cause or will cause a Person to Beneficially Own or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Equity Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust on request and without charge. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE. The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT–_________Custodian_________ UNIF TRAN MIN ACT–_________Custodian_________ TEN ENT – as tenants by the entireties (Cust) (Minor) (Cust) (Minor) JT TEN – as joint tenants with right under Uniform Gifts to Minors under Uniform Transfers to Minors of survivorship and not as tenants Act of _____________ Act of ______________ in common State State Additional abbreviations may also be used though not in above list. FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns, and transfers unto (PLEASE PRINT OR TYEPWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ____________________________________ (____________________________) 7.375% Series L Cumulative Preferred Shares of beneficial interest of the Trust represented by this Certificate and does hereby irrevocably constitute and appoint _ ___________________________________________________________________________________________ Attorney to transfer the said shares on the books of the Trust, with full power of substitution in the premises. Dated: ______________________________________ NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed: By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.